Dwight Asset Management Company Code of Ethics Amendments Effective November 20, 2003:


o Dwight employees identified as "Access Persons" under the Firm's Code of Ethics are required to pre-clear purchases and sales of shares of mutual funds that are sponsored by any investment advisory firm within Old Mutual plc's investment advisory operations.

o Dwight Access Persons are required to report transactions in these affiliate sponsored funds on a quarterly basis to the Firm's Compliance Officer. Access Persons are required to report all holdings in affiliate sponsored mutual funds to the Compliance Officer on an annual basis.

o A list of affiliated sponsored mutual funds will be maintained on the Firm's intranet. A copy of the current list is attached to this summary.


                        AFFILIATED ADVISER FUNDS 11/18/03

       Sponsor                                                  Product Name
Acadian Asset Management                          Acadian Emerging Markets Portfolio
Analytic Investors                                Analytic Defensive Equity Fund
Analytic Investors                                Analytic Global Long-Short Fund
Analytic Investors                                Analytic Short-Term Income Fund
First Pacific Advisors                            FPA Capital Fund, Inc.
First Pacific Advisors                            FPA Crescent Fund
First Pacific Advisors                            FPA New Income, Inc.
First Pacific Advisors                            FPA Paramount Fund, Inc.
First Pacific Advisors                            FPA Perennial Fund, Inc.
Investment Counselors of Maryland                 ICM Small Company
Pacific Financial Research                        Clipper Fund
Pilgrim Baxter                                    PBHG Cash Reserves Fund
Pilgrim Baxter                                    PBHG Clipper Focus Fund
Pilgrim Baxter                                    PBHG Disciplined Equity Fund
Pilgrim Baxter                                    PBHG Emerging Growth Fund
Pilgrim Baxter                                    PBHG Focused Fund
Pilgrim Baxter                                    PBHG Growth Fund
Pilgrim Baxter                                    PBHG Intermediate Fixed Income Fund
Pilgrim Baxter                                    PBHG IRA Capital Preservation Fund
Pilgrim Baxter                                    PBHG Large Cap 20 Fund
Pilgrim Baxter                                    PBHG Large Cap Fund
Pilgrim Baxter                                    PBHG Large Cap Growth Fund
Pilgrim Baxter                                    PBHG Mid-Cap Fund

Pilgrim Baxter                                    PBHG REIT Fund
Pilgrim Baxter                                    PBHG Select Growth Fund
Pilgrim Baxter                                    PBHG Small Cap Fund
Pilgrim Baxter                                    PBHG Small Cap Value Fund
Pilgrim Baxter                                    PBHG Strategic Small Company Fund
Pilgrim Baxter                                    PBHG Technology & Communication Fund
Provident Investment Counsel                      PIC Growth Fund
Provident Investment Counsel                      PIC Mid Cap Fund
Provident Investment Counsel                      PIC Small Cap Fund
Provident Investment Counsel                      PIC Small Company Growth Fund
Provident Investment Counsel                      PIC Twenty Fund
Sirach Capital Management                         Sirach Bond Portfolio
Sirach Capital Management                         Sirach Equity Portfolio
Sirach Capital Management                         Sirach Growth Portfolio
Sirach Capital Management                         Sirach Special Equity Portfolio
Sirach Capital Management                         Sirach Strategic Balanced Portfolio
Thompson, Siegel & Walmsley                       TS&W Equity Portfolio
Thompson, Siegel & Walmsley                       TS&W Fixed Income Portfolio
Thompson, Siegel & Walmsley                       TS&W International Equity Portfolio


                         DWIGHT ASSET MANAGEMENT COMPANY

                                 CODE OF ETHICS

SECTION 17(J) OF THE INVESTMENT COMPANY ACT OF 1940 (THE "1940 ACT") AUTHORIZES THE SEC TO ADOPT RULES AND REGULATIONS TO PREVENT FRAUDULENT, DECEPTIVE OR MANIPULATIVE ACTS, PRACTICES OR COURSES OF BUSINESS IN THE OPERATION OF INVESTMENT COMPANIES AND THEIR AFFILIATES, INCLUDING THE POWER TO REQUIRE THE ADOPTION OF CODES OF ETHICS TO PREVENT SUCH FRAUDULENT ACTS.

RULE 17J-1 ESTABLISHES MINIMUM STANDARDS OF CONDUCT FOR PERSONS HAVING ACCESS TO INFORMATION REGARDING THE PURCHASE AND SALE OF PORTFOLIO SECURITIES BY INVESTMENT COMPANIES. THE RULE ALSO REQUIRES EVERY INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT, AND EACH INVESTMENT ADVISER OR PRINCIPAL UNDERWRITER FOR SUCH INVESTMENT COMPANY, TO ADOPT A WRITTEN CODE CONTAINING PROVISIONS REASONABLY NECESSARY TO PREVENT ITS ACCESS PERSONS FROM ENGAGING IN ANY ACT OR PRACTICE PROHIBITED BY THE ANTI-FRAUD PROVISIONS OF RULE 17J-1 AND TO INSTITUTE PROCEDURES REASONABLY NECESSARY TO PREVENT VIOLATIONS OF SUCH CODE.

ADDITIONALLY, UNDER SECTION 204A OF THE INVESTMENT ADVISERS ACT OF 1940, EVERY INVESTMENT ADVISER MUST CREATE AND ENFORCE WRITTEN POLICIES AND PROCEDURES IN ORDER TO PREVENT THE MISUSE OF MATERIAL, NONPUBLIC INFORMATION BY SUCH INVESTMENT ADVISER OR ANY PERSON ASSOCIATED WITH SUCH INVESTMENT ADVISER. BECAUSE OF THE NATURE OF THE BUSINESS OF THIS FIRM (HEREINAFTER REFERRED TO AS THE "FIRM"), ITS EMPLOYEES MAY BE EXPOSED TO INFORMATION WHICH CONSTITUTES INSIDE INFORMATION, WHICH THE USE OF, FOR THE FINANCIAL BENEFIT OF THE EMPLOYEES, THEIR "TIPPEES" OR CLIENTS, IS PROSCRIBED BY FEDERAL LAW. IN ADDITION TO THE RESPONSIBILITIES IMPOSED BY THESE SPECIFIC SECURITIES LAWS, THE FIRM HAS A FIDUCIARY DUTY TO INVESTMENT ADVISORY CLIENTS WHICH REQUIRES EACH EMPLOYEE TO ACT SOLELY FOR THE BENEFIT OF THE CLIENTS. EMPLOYEES ALSO HAVE A DUTY TO ACT IN THE BEST INTERESTS OF THE FIRM. FINALLY, IT IS IN THE BEST INTERESTS OF THE FIRM AS A PROFESSIONAL ADVISORY ORGANIZATION TO AVOID POTENTIAL CONFLICTS OF INTEREST, OR EVEN THE APPEARANCE OF SUCH CONFLICTS, IN THE CONDUCT OF OUR OFFICERS AND EMPLOYEES

AS A RESULT OF THESE ASPECTS OF THE FIRM'S BUSINESS, THIS CODE OF ETHICS HAS BEEN ADOPTED. OUR GOAL IS TO PROTECT YOU, THE FIRM, AND OUR CLIENTS FROM THE DAMAGE THAT COULD RESULT FROM A VIOLATION OF SECURITIES OR OTHER LAWS OR FROM SITUATIONS INVOLVING REAL OR APPARENT CONFLICTS OF INTEREST. WHILE IT IS IMPOSSIBLE TO DEFINE ALL SITUATIONS WHICH MIGHT POSE A RISK OF SECURITIES LAWS VIOLATIONS OR CREATE CONFLICTS, THIS CODE OF ETHICS IS DESIGNED TO ADDRESS THOSE CIRCUMSTANCES WHERE SUCH CONCERNS ARE MOST LIKELY TO ARISE. BY COMPLYING WITH THE GUIDELINES BELOW, THE FIRM'S EMPLOYEES CAN MINIMIZE THEIR AND THE FIRM'S POTENTIAL EXPOSURE FROM VIOLATIONS OF LAWS GOVERNING SECURITIES TRANSACTIONS AND FIDUCIARY RELATIONSHIPS.

FAILURE TO COMPLY WITH THE PROVISIONS OF THIS CODE OF ETHICS IS A GROUND FOR DISCIPLINARY ACTION, INCLUDING DISCHARGE, BY THE FIRM. ADHERENCE TO THE CODE OF ETHICS IS CONSIDERED A BASIC CONDITION OF EMPLOYMENT BY THE FIRM. IF YOU HAVE ANY DOUBT AS TO THE PROPRIETY OF ANY ACTIVITY, QUESTIONS REGARDING INTERPRETATION OF THIS CODE OF ETHICS, OR QUESTIONS ABOUT ITS APPLICATION TO PARTICULAR SITUATIONS, YOU SHOULD CONSULT WITH THE PERSON CHARGED WITH THE ADMINISTRATION OF THIS CODE OF ETHICS, WHO IS IDENTIFIED IN ATTACHMENT B TO THIS CODE (AND IS REFERRED TO HEREINAFTER AS THE "COMPLIANCE OFFICER").

PLEASE ACKNOWLEDGE THAT YOU HAVE READ THE CODE OF ETHICS BY SIGNING THE ACKNOWLEDGMENT ATTACHED TO THE CODE AS ATTACHMENT D AND RETURNING IT TO THE COMPLIANCE OFFICER.

I.  CODE OF ETHICS OF THE UAM FUNDS

THE FIRM HAS ADOPTED THE CODE OF ETHICS OF THE UAM FUNDS WHICH IS ATTACHED AS ATTACHMENT A HERETO AND INCORPORATED BY REFERENCE HEREIN, IN TOTAL INCLUDING ALL EXHIBITS. THE CODE OF ETHICS OF THE UAM FUNDS IS INTENDED TO ESTABLISH PERSONAL TRADING POLICIES, RESTRICTIONS, AND REPORTING REQUIREMENTS FOR THE FIRM'S EMPLOYEES IN ORDER TO EFFECTUATE THE PURPOSES AND OBJECTIVES OF RULE 17J-1 UNDER THE INVESTMENT COMPANY ACT OF 1940 AND SET FORTH IN THE CODE OF ETHICS OF THE UAM FUNDS.

II. USE OF INSIDE INFORMATION.

UNDER SECTION 204A OF THE INVESTMENT ADVISERS ACT OF 1940, EVERY INVESTMENT ADVISER MUST CREATE AND ENFORCE WRITTEN POLICIES AND PROCEDURES IN ORDER TO PREVENT THE MISUSE OF MATERIAL, NONPUBLIC INFORMATION BY SUCH INVESTMENT ADVISER OR ANY PERSON ASSOCIATED WITH SUCH INVESTMENT ADVISER.

           A. POLICY STATEMENT ON USE OF INSIDE INFORMATION

        NO OFFICER, DIRECTOR OR EMPLOYEE OF THE FIRM SHALL MAKE USE OF MATERIAL NONPUBLIC ("INSIDE") INFORMATION' CONCERNING ANY PUBLICLY-HELD COMPANY, NOR SHALL ANY EMPLOYEE OF THE FIRM DISCLOSE ANY SUCH INSIDE INFORMATION TO OTHER PERSONS, INCLUDING CLIENTS OF THE FIRM OR ANY MUTUAL FUNDS MANAGED BY THE FIRM, IF SUCH USE OR DISCLOSURE WOULD VIOLATE THE SECURITIES ACT OF 1934, AS AMENDED, OR THE RULES OR REGULATIONS PROMULGATED THEREUNDER (TOGETHER, THE ",'34 ACT"). EVERY EMPLOYEE OF THE FIRM SHALL KEEP CONFIDENTIAL ANY INFORMATION COMMUNICATED TO SUCH EMPLOYEE WITH THE UNDERSTANDING THAT IT SHALL BE KEPT CONFIDENTIAL, INCLUDING ALL INFORMATION RELATED TO SECURITY RECOMMENDATIONS AND INVESTMENT DECISIONS BEING MADE BY THE FIRM. NO EMPLOYEE OF THE FIRM SHALL IN VIOLATION OF THE '34 ACT DIRECT TRADES IN SECURITIES FOR ACCOUNTS OF INVESTMENT ADVISORY CLIENTS AS TO WHICH THE FIRM HAS DISCRETIONARY AUTHORITY WHILE THE FIRM IS IN POSSESSION OF INSIDE INFORMATION. SUCH USE, DISCLOSURE OR TRADES MAY SUBJECT BOTH THE EMPLOYEE AND THE FIRM TO SUBSTANTIAL LEGAL PENALTIES UNDER THE '34 ACT.

         NO EMPLOYEE OF THE FIRM SHALL MAKE UNLAWFUL USE OF INSIDE INFORMATION CONCERNING THE FIRM'S ULTIMATE PARENT COMPANY, OLD MUTUAL PLC, WHICH IS A PUBLICLY-HELD COMPANY.

           B. PROCEDURES FOR AVOIDING INSIDER TRADING.

         AN EMPLOYEE WHO COMES TO POSSESS OR BELIEVES THAT HE OR SHE MAY HAVE COME TO POSSESS INSIDE INFORMATION CONCERNING ANY PUBLICLY-HELD COMPANY THE SECURITIES OF WHICH THE EMPLOYEE OR THE FIRM IS CONSIDERING TRADING SHALL CONFER ABOUT SUCH INFORMATION WITH THE COMPLIANCE OFFICER, WHO SHALL DETERMINE WHETHER USE OF SUCH INFORMATION WOULD VIOLATE THE '34 ACT. WHILE THE COMPLIANCE OFFICER IS DELIBERATING, THE EMPLOYEE SHALL NOT TRADE THE SECURITIES IN QUESTION ON BEHALF OF THE EMPLOYEE OR ANYONE ELSE, INCLUDING CLIENTS OF THE FIRM, NOR SHALL THE EMPLOYEE COMMUNICATE THE INFORMATION TO OTHERS. IF THE COMPLIANCE OFFICER DETERMINES THAT USE OF THE INFORMATION WOULD BE UNLAWFUL, SUCH OFFICER SHALL NOTIFY ALL EMPLOYEES OF THE FIRM THAT THEY ARE PROHIBITED FROM DISCLOSING TO OTHER PERSONS ("TIPPEES") INSIDE INFORMATION ABOUT THE ISSUER IN QUESTION AND FROM TRADING IN THE SECURITIES IN QUESTION IN "PERSONAL SECURITIES TRANSACTIONS" OR FOR THE ACCOUNTS OF CLIENTS (NOTWITHSTANDING THE INCLUSION OF SUCH SECURITIES ON ANY "RECOMMENDED TO BUY" OR "RECOMMENDED TO SELL" LISTS COMPILED BY THE FIRM) UNTIL FURTHER NOTICE, AND SHALL TAKE APPROPRIATE MEASURES TO MAINTAIN THE CONFIDENTIALITY OF THE INFORMATION, FOR EXAMPLE BY PLACING ANY WRITTEN MATERIALS CONTAINING THE INSIDE INFORMATION IN A CONFIDENTIAL FILE UNDER THE COMPLIANCE OFFICER'S CONTROL.

  (1) That is, information which has not been disclosed generally to the marketplace, the disclosure of which is likely to affect the market value of the securities in question or is likely to be considered important by reasonable investors.

         FOLLOWING RECEIPT OF THE NOTICE PROHIBITING CERTAIN TRADES AND UNTIL RECEIPT OF FURTHER NOTICE FROM THE COMPLIANCE OFFICER, EVERY EMPLOYEE SHALL REFRAIN FROM DISCLOSING SUCH INFORMATION TO TIPPEES AND FROM TRADING THE SECURITIES IN QUESTION IN "PERSONAL SECURITIES TRANSACTIONS" OR FOR THE ACCOUNTS OF CLIENTS.

         C. VIOLATIONS

         WHETHER A VIOLATION OF THIS SECTION II HAS OCCURRED SHALL BE DETERMINED BY THE FIRM IN THE REASONABLE EXERCISE OF ITS JUDGMENT, WHETHER OR NOT ANY CIVIL OR CRIMINAL PROCEDURE HAS BEEN INSTITUTED BY ANY PERSON.

         FEDERAL LAWS DO NOT EXPLICITLY DEFINE WHAT CONSTITUTES UNLAWFUL USE OF INSIDE INFORMATION. MANY CASES HAVE BEEN DECIDED UNDER THESE LAWS, HOWEVER, AND A SUMMARY OF THEIR RULINGS IS ATTACHED TO THIS CODE AS ATTACHMENT C. EMPLOYEES SHOULD REVIEW THE ATTACHMENT WHENEVER THEY RECEIVE WHAT MAY BE INSIDE INFORMATION, AND THEY SHOULD CONFER WITH THE COMPLIANCE OFFICER BEFORE TRADING SECURITIES WHILE IN THE POSSESSION OF SUCH INFORMATION.

III. OTHER CONFLICTS OF INTEREST.

         EMPLOYEES SHOULD ALSO BE AWARE THAT AREAS IN ADDITION TO PERSONAL SECURITIES TRANSACTIONS OR USE OF INSIDE INFORMATION MAY INVOLVE CONFLICTS OF INTEREST. THE FOLLOWING SHOULD BE REGARDED AS EXAMPLES OF SITUATIONS INVOLVING REAL OR POTENTIAL CONFLICTS RATHER THAN AS A COMPLETE LIST OF SITUATIONS TO AVOID.

                INFORMATION ACQUIRED IN CONNECTION WITH EMPLOYMENT BY OUR ORGANIZATION MAY NOT BE USED IN ANY WAY WHICH MIGHT BE CONTRARY TO OR IN COMPETITION WITH THE INTERESTS OF CLIENTS.

                INFORMATION REGARDING ACTUAL OR CONTEMPLATED INVESTMENT DECISIONS, RESEARCH PRIORITIES, OR CLIENT INTERESTS SHOULD NOT BE DISCLOSED TO PERSONS OUTSIDE OUR ORGANIZATION.

                ALL OUTSIDE RELATIONSHIPS SUCH AS DIRECTORSHIPS, TRUSTEESHIPS OR MEMBERSHIPS IN INVESTMENT ORGANIZATIONS (E.G., AN INVESTMENT
                CLUB) OTHER THAN DIRECTORSHIPS OR TRUSTEESHIPS OF NON-PROFIT ORGANIZATIONS, WHICH ARE NOT CLIENTS OF THE FIRM SHOULD BE DISCUSSED WITH THE COMPLIANCE OFFICER PRIOR TO ACCEPTANCE OF ANY SUCH POSITION.

         NO ADVISORY REPRESENTATIVE SHALL ADVISE CLIENTS TO PURCHASE, HOLD OR SELL UAM STOCK OR OTHER SECURITIES. NO ADVISORY REPRESENTATIVE HAVING DISCRETIONARY AUTHORITY OVER CLIENTS FUNDS SHALL EXERCISE SUCH DISCRETION TO INVEST SUCH FUNDS IN UAM STOCK OR OTHER SECURITIES, ALTHOUGH AN ADVISORY REPRESENTATIVE MAY IMPLEMENT A CLIENT'S EXERCISE OF ITS OWN DISCRETION TO TRADE IN UAM SECURITIES.

IV. OTHER TRANSACTIONS.

         NO EMPLOYEE OF THE FIRM SHALL PARTICIPATE ON BEHALF OF THE FIRM, OR ANY CLIENT OF THE FIRM, OR ON SUCH EMPLOYEES OWN BEHALF IN ANY OF THE FOLLOWING
TRANSACTIONS:

         (I)      USE OF THE FIRMS FUNDS FOR POLITICAL PURPOSES;

         (II) PAYMENT OR RECEIPT OF BRIBES, KICKBACKS OR OTHER AMOUNTS WITH ANY UNDERSTANDING THAT PART OR ALL OF SUCH AMOUNT WILL BE REFUNDED OR DELIVERED TO A THIRD PARTY IN VIOLATION OF ANY APPLICABLE LAW;

         (III) PAYMENT TO GOVERNMENTAL OFFICIALS OR EMPLOYEES OTHER THAN IN THE ORDINARY COURSE OF BUSINESS FOR LEGAL PURPOSES SUCH AS PAYMENT OF TAXES;

         (IV) USE OF THE FUNDS OR ASSETS OF THE FIRM OR ANY SUBSIDIARY OF THE FIRM FOR ANY OTHER UNLAWFUL OR IMPROPER PURPOSE; AND

         (v) USE OF ANY DEVICE, SCHEME, ARTIFICE, OR PRACTICE WHICH OPERATES OR IS INTENDED TO OPERATE AS A FRAUD OR DECEIT UPON THE FIRM OR ANY CLIENT OF THE FIRM, AND IN PARTICULAR WITH RESPECT TO ANY SECURITY WHICH HAS BEEN HELD BY OR CONSIDERED FOR PURCHASE BY THE FIRM WITHIN THE LAST 15 DAYS.

         WHETHER A VIOLATION OF ANY OF THESE RIGHTS HAS OCCURRED SHALL BE DETERMINED BY THE FIRM IN THE REASONABLE EXERCISE OF ITS JUDGMENT, WHETHER OR NOT ANY CIVIL OR CRIMINAL PROCEDURE HAS BEEN INSTITUTED BY ANY PERSON.

V.    BACKGROUND INFORMATION

         THE SEC REGISTRATION FORM FOR INVESTMENT ADVISERS REQUIRES THE REPORTING, UNDER OATH, OF PAST DISCIPLINARY ACTIONS TAKEN AGAINST ALL "ADVISORY AFFILIATES." THE INVESTMENT ADVISERS ACT REQUIRES SIMILAR DISCLOSURE TO CLIENTS OF THE FIRM. THE TERM "ADVISORY AFFILIATE" INCLUDES DIRECTORS AND CHIEF OFFICERS OF AN ADVISER; INDIVIDUALS WHO HAVE THE POWER TO DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT OR POLICIES OF A COMPANY; AND ALL CURRENT EMPLOYEES EXCEPT THOSE PERFORMING ONLY CLERICAL, ADMINISTRATIVE, SUPPORT OR SIMILAR FUNCTIONS. MANY ADVISORY AFFILIATES MUST ALSO PROVIDE BIOGRAPHICAL INFORMATION WHICH MUST BE REPORTED TO THE SEC.

         ALL ADVISORY AFFILIATES OF THE FIRM ARE REQUIRED, AS A CONDITION OF THEIR EMPLOYMENT, TO PROVIDE FULL INFORMATION TO THE FIRM AS TO ALL RELEVANT PAST DISCIPLINARY ACTIONS TAKEN AGAINST THEM, AND, IF NECESSARY, TO PROVIDE FULL BIOGRAPHICAL INFORMATION. IF ANY OF THE INFORMATION PREVIOUSLY PROVIDED BECOMES INACCURATE OR NEEDS TO BE UPDATED TO MAKE IT ACCURATE, IT SHALL BE YOUR OBLIGATION TO BRING THIS TO THE ATTENTION OF COMPLIANCE OFFICER.

           THE FIRM CAN PROVIDE YOU WITH QUESTIONNAIRES AND FORMS COVERING THE DISCLOSURES REQUIRED BY YOU, IF NECESSARY, FOR YOUR REVIEW.

VI. REVIEW OF REPORTS AND OVERSIGHT OF THE CODE OF ETHICS

         THE COMPLIANCE OFFICER SHALL REVIEW ALL REPORTS FILED BY EMPLOYEES UNDER THIS CODE OF ETHICS, AND SHALL COMPARE SUCH INDIVIDUAL REPORTS WITH REPORTS OF TRANSACTIONS ENTERED INTO BY THE FIRM, AND WITH RECOMMENDATIONS MADE AND SECURITIES CONTEMPLATED FOR PURCHASE BY THE FIRM, ON BEHALF OF CLIENTS. THE COMPLIANCE OFFICER SHALL REPORT TO THE BOARD OF DIRECTORS PROMPTLY FOLLOWING THE RECEIPT OF ANY REPORT WHICH INDICATES THAT AN ADVISORY REPRESENTATIVE ENTERED INTO A PERSONAL SECURITIES TRANSACTION WHICH VIOLATED THE PROHIBITIONS CONTAINED IN SECTION I OF THIS CODE OF ETHICS OR ANY REPORT WHICH INDICATES THAT ANY PERSON VIOLATED THE PROHIBITIONS CONTAINED IN SECTION II CONCERNING INSIDE INFORMATION. THE COMPLIANCE OFFICER SHALL ALSO REPORT TO THE BOARD OF DIRECTORS ANY APPARENT VIOLATIONS OF THE REPORTING REQUIREMENT, ANY TRANSACTION NOT REQUIRED TO BE REPORTED BUT WHICH THE COMPLIANCE OFFICER NEVERTHELESS BELIEVES TO BE A VIOLATION OF THIS CODE OF ETHICS, AND ANY OTHER ACT OR PRACTICE WHICH THE COMPLIANCE OFFICER BELIEVES TO BE A VIOLATION OF THIS CODE OF ETHICS.

        THE BOARD SHALL CONSIDER REPORTS MADE TO IT HEREUNDER AND UPON DISCOVERING THAT A VIOLATION OF THIS CODE HAS OCCURRED, THE BOARD MAY IMPOSE SUCH SANCTIONS AS IT DEEMS APPROPRIATE INCLUDING, AMONG OTHER THINGS, A LETTER OF SANCTION OR SUSPENSION OR TERMINATION OF THE EMPLOYMENT OF THE VIOLATOR. IN ADDITION, THE BOARD SHALL REVIEW THE OPERATION OF THESE POLICIES AT LEAST ONCE A YEAR.

                                 CODE OF ETHICS
                                       OF
                                  THE UAM FUNDS
                                    PREAMBLE

This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), to effectuate the PURPOSES AND objectives of that Rule. The Rule makes it unlawful for certain persons, including any officer or Board member of UAM Funds, Inc., UAM Funds Trust or UAM Funds, Inc. II (together, the "Fund"), in connection with the purchase or sale by such person of a security held or to be acquired by the Fund, to:

             employ any device, scheme or artifice to defraud the Fund;
make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading; engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         o   engage in any manipulative practice with respect to the Fund.

The Rule also requires that the Fund and each investment adviser and principal underwriter to the Fund adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard, and use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code of Ethics.

This Code of Ethics is adopted by the Board of Directors(1) of the Fund, including a majority of Directors who are not interested persons of the Fund, in compliance with the Rule. This Code of Ethics is based upon the principle that the Directors and officers of the Fund, and certain affiliated persons of the Fund and its investment advisers and principal underwriter, owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the respective compliance officer of the investment advisers and principal underwriters to the Fund to report violations of this Code of Ethics to the Fund's compliance officer. This Code may not be the only source of potential restrictions when conducting personal securities transactions and transactions on behalf of the Fund. If there are any questions with respect to other potentially applicable restrictions, you should contact the Fund's compliance officer.

A. DEFINITIONS

1. "ACCESS PERSON" means, unless otherwise provided, any director, officer, general partner or advisory person of the Fund or of one of the Fund's investment advisers. Access person shall not include any Nonresident Director of an investment adviser.

2. "ADVISORY PERSON" means (a) any portfolio manager or investment personnel of the Fund; (b) any employee of the Fund or a Fund's investment adviser (or of any company in a control relationship to the Fund or investment adviser), who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (c) any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund.

3. 'AFFILIATED COMPANY" means a company which is an affiliated person, as defined in the 1940 Act.

4. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person;
      (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and
      (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

(1) Reference to a "Board of Directors" or a "Director" herein shall also refer to a "Board of Trustees" or a "Trustee", as appropriate.

5. "BENEFICIAL OWNERSHIP " shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in
      (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

6. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

7. "DISCLOSABLE TRANSACTION" means any transaction in a security pursuant to which an access person/nonresident director would have a beneficial ownership.

8. "NON-INTERESTED" Director means a director or trustee who is not an interested person.

9. "INTERESTED PERSON" of another person, when used with respect to the Fund, means (i) any affiliated person of the Fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, PROVIDED, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

10. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

11. "INVESTMENT PERSONNEL" means (a) any portfolio manager of the Fund; (b) any employee of the Fund or investment adviser or sub-investment adviser of the Fund who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, including securities analysts and traders; or
      (c) any person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

12. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

13. "NONRESIDENT DIRECTOR" means any director of an investment adviser who (a) is not an officer, employee or shareholder of an investment adviser, (b) does not maintain a business address at the investment adviser and (c) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of securities by the investment adviser, information regarding recommendations concerning the purchase or sale of securities by the investment adviser or information regarding securities being considered for purchase or sale by the investment adviser.

14.   "PERSON" means a natural person or a company.

15. "PORTFOLIO MANAGER" means an employee of the investment adviser or sub-investment adviser of the Fund entrusted with the direct responsibility and authority to make investment decisions affecting the Fund.

16. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

17. "SECURITY HELD OR TO BE ACQUIRED" means (i) any security which, within the most recent 15 days, is or has been held by the Fund, or is being or has been considered by the Fund or its investment adviser for purchase by the Fund, or, (ii) any option to purchase or sell and any security convertible into or exchangeable for, a security.

18. "SECURITY" means any security as defined Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (i.e., any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization) including repurchase agreements, and shares of registered open-end investment companies (mutual funds).

B.  PROHIBITED TRANSACTIONS

    No access person or nonresident director shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 or, in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

    The Fund's portfolios are managed by investment advisers that may be subsidiaries of or organizations otherwise affiliated with Old Mutual (US) Holdings Inc. or another subsidiary of Old Mutual plc (the "Management Companies"). Under the organizational structure of the Management Companies, the entities maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Management Companies who are defined as "access persons" under the 1940 Act, under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order for any other portfolio in the Fund for which a different Management Company serves as investment adviser. To restrict the flow of investment information related to the portfolios of the Fund, the Fund prohibits access persons and nonresident directors at a Management Company from disclosing pending "buy" or "sell" orders for a portfolio of the Fund to any employees of any other Management Company until the order is executed or withdrawn. The Management Companies shall implement procedures designed to achieve employee awareness of this prohibition.

1. Access Persons, Nonresident Directors

    Except as provided in Section C below, no access person or nonresident director shall:

(a) purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any beneficial ownership and which to his or her actual KNOWLEDGE at the time of such purchase or sale:

   (1) is being considered for purchase or sale by any portfolio of the Fund, or

   (2) is being purchased or sold by any portfolio of the Fund.

   (b) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Fund.

2. Investment Personnel

    In addition to the prohibited transactions imposed on access persons, no investment personnel shall:

        (a) accept any gift, meal, ticketed event or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Fund. For the purpose of this Code, de minimus shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient.

        (b) acquire a beneficial interest in any securities in an initial public offering ("IPO") or other limited offerings commonly referred to as private placements, without prior written approval of the compliance officer of the Fund, the compliance officer of the Fund's investment adviser or other officer designated by the Board of Directors. The respective compliance officer must maintain a record of any decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

             Before granting such approval the compliance officer (or other designee) should carefully evaluate such investment to determine that the investment could create no material conflict between the investment personnel and the Fund. The compliance officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, if the compliance officer (or designee) can determine that
             (i) the investment did not result from directing Fund business to the underwriter or issuer of the security, (ii) the investment personnel is not misappropriating an opportunity that should have been offered to the Fund, and (iii) the investment personnel's investment decisions for the Fund will not be unduly influenced by his or her personal holdings and investment decisions may be based solely on the best interest of Fund shareholders, the compliance officer may consider preapproving the transaction. Any person authorized to purchase securities in an IPO or private placement shall disclose that investment when they play a part in the Fund's subsequent consideration of an investment in that issuer. In such circumstances, the Fund's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

        (c) except as provided in Section C below, profit in the purchase and sale (or sale and purchase) of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio of the Fund.

However, the compliance officer of the Fund or the compliance officer of the Fund's investment adviser may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Fund's portfolios. The respective compliance officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The compliance officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being CONSIDERED for purchase or sale by the portfolio of the Fund that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by the portfolio of the Fund that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the compliance officer of the Fund or the compliance officer of the Fund's investment adviser a completed Securities Transactions Report Relating to Short-Term Trading (Exhibit D), certifying that the proposed transaction is in compliance with this Code of Ethics. The respective compliance officer shall retain a record of exceptions granted and the reasons supporting the decision.

        (d) serve on the Board of Directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. Authorization of board service shall be subject to the implementation by the Fund's investment adviser of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities.

3. Portfolio Managers

    Except as provided in Section C below, in addition to the prohibited transactions imposed on access persons and investment personnel, no portfolio manager shall:

buy or sell a security within seven (7) calendar days before and two (2) days after any portfolio of the Fund that he or she manages trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate portfolio of the Fund.

C.  EXEMPTED TRANSACTIONS

    Transactions described in Sections B(1), B(2)(c) and B(3) above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Fund and which are otherwise transacted in accordance with Rule 17j-1 may be permitted within the discretion of the compliance officer of the Fund or the compliance officer of the investment adviser on a case-by-case basis. Permission to purchase these securities is not assumed or automatic, but rather granted by the compliance officer after extensive review of the facts surrounding such transaction and the effect such transaction would have on the shareholders of the Fund and/or clients of the investment adviser. Such exempted transactions may include:

1. purchases or sales of securities which are not eligible for purchase by the Fund and which are not related economically to securities purchased, sold or held by the Fund.

2. securities of companies with a market capitalization in excess of $1 billion.

3. purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code of Ethics as:

        (a) up to an aggregate $25,000 principal amount of a fixed income security within any three consecutive month period;

        (b) up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

        (c) any amount of securities if the proposed acquisition or disposition by the Fund is in the amount of 1,000 shares or less and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

4. Securities which the access person and/or Fund has no influence or control, including:

        (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

        (b) purchases or sales which are non-volitional on the part of either the access person or the Fund;

        (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase); and

        (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

5. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies.

D.    COMPLIANCE PROCEDURES

     With respect to the pre-clearance and reporting requirements contained herein, access persons who are employees of the investment adviser for the Fund shall pre-clear through and report to the compliance officer of the investment adviser. All other access persons and nonresident directors shall pre-clear through and report to the compliance officer of the Fund.

1. Pre-clearance Procedures

        All access persons (other than Directors of the Fund and certain officers of the Fund, as determined by the Compliance Officer) must receive prior written approval from their respective compliance officer, or other officer designated by the Board of Directors, before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (Exhibit E) to the compliance officer.

        Certain officers of the Fund may be deemed exempt from the pre-clearance procedures if the Compliance Officer determines that such officers do not have access to the type of information that would require preclearance ("exempt Officers"). However, exempt Officers are required to adhere to the reporting procedures described herein.

Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, preclearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was precleared, such person is obligated to disclose such information to the appropriate compliance officer prior to executing the precleared transaction.

         Access persons are excluded from preclearing securities purchased, sold or acquired in the following transactions:

         (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

         (b) purchases or sales which are non-volitional on the part of either the access person or the Fund.

         (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase).

         (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (e) holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

Procedures implemented herein to pre-clear the securities transactions of access persons or nonresident directors of an investment adviser shall not apply to a Director, exempt Officer of the Fund or nonresident director of an investment adviser except where such Director, exempt Officer or nonresident director of an investment adviser knew or, in the ordinary course of fulfilling his official duties as a Director or exempt Officer of the Fund or nonresident director of an investment adviser, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the Director, exempt Officer or nonresident director of an investment adviser, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund.

2.    Initial Disclosure of Personal Holdings

        All access persons and nonresident directors, other than non-interested Directors, shall disclose to their respective compliance officer:

        (a) all personal securities holdings (including securities acquired before the person became an access person/nonresident director) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

        (b) The name of any broker, dealer or bank with whom the access person/nonresident director maintains an account in which any securities (including open-end mutual funds and other instruments exempt from the definition of securities herein) were held for the direct or indirect benefit of the access person/nonresident director must also be reported.

        Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions. Access persons/nonresident directors do not need to report transactions effected in any account over which that person has no direct or indirect influence or control.

        The compliance officer of the Fund or the compliance officer of the Fund's investment adviser may, at its discretion, request access persons and nonresident directors to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

        In addition to reporting securities holdings, every access person and nonresident director, including non-interested Directors, shall certify in their initial report that:

        (a) they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

        (b) they have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between their transactions and securities held or to be acquired by the Fund or any of its portfolios.

This initial report shall be made on the form attached as Initial Report of Access Person (Exhibit A) and shall be delivered to the compliance officer of the Fund or the compliance officer of the Fund's' investment adviser, as the case may be.

3. Quarterly Reporting Requirements

        All access persons and nonresident directors shall disclose to their respective compliance officer all personal securities transactions as of the calendar quarter ended within ten (10) days after quarter end. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions. Access persons/nonresident directors do not need to report transactions effected in any account over which that person has no direct or indirect influence or control.

        Every access person and nonresident director shall disclose quarterly the:

        (a) date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

        (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

        (c) the name of the broker, dealer or bank with or through whom the transaction was effected; and

        (d)    the date the report is submitted to the compliance officer.

        In addition, with respect to any account established by an access person or nonresident director in which any securities were held during the quarter for the direct or indirect benefit of the access person/nonresident director (including open-end mutual funds and other instruments exempt from the definition of securities herein), the access person/nonresident director must provide:

        (a) the name of the broker, dealer or bank with whom that person established the account;

        (b)    the date the account was established; and

        (c) the date the report is submitted by the access person/ nonresident director.

        This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (Exhibit C) and shall be delivered to the compliance officer of Fund or the compliance officer of the Fund's investment adviser, as the case may be. Duplicate copies of brokerage confirmations of all personal transactions may be appended to an executed Exhibit C to fulfill certain reporting requirements.

Procedures implemented herein to report the quarterly securities transactions of access persons/nonresident directors shall not apply to a non-interested Director of the Fund, except where such Director knew or, in the ordinary course of fulfilling his official duties as a Director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the Director, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund.

4. Annual Certification of Compliance with Code of Ethics

All access persons and nonresident directors, other than non-interested Directors, shall disclose to their respective compliance officer all personal securities holdings as of the calendar year ended within thirty (30) days after year end. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions. Access persons and nonresident directors do not need to report transactions effected in any account over which that person has no direct or indirect influence or control.

        In addition to reporting securities holdings, every access person and nonresident director shall certify annually that:

       (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

       (b) they have complied with the requirements of the Code of Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

      (c) they have not disclosed pending "buy" or "sell" orders for a portfolio of the Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

      (d) they have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between their transactions and securities held or to be acquired by the Fund or any of its portfolios.

This annual report shall be made on the form attached as Annual Report of Access Person (EXHIBIT B) and shall be delivered to the compliance officer of Fund or the compliance officer of the Fund's investment adviser, as the case may be.

        Non-interested Directors are not required to make a report of annual securities holdings, but they are required to make the certification within the Annual Report contained in Exhibit B.

5.    Reports to Fund Compliance Officer

      The compliance officer of the Fund's investment adviser shall provide, by the thirtieth (30) day after each quarter end, certification to the compliance officer of the Fund that, as of the prior quarter end:

             (a) the compliance officer of the Fund's investment adviser has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

             (b) there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's compliance officer; and

             (c) the Fund's investment adviser has appointed appropriate management or compliance personnel (a "compliance officer") to review transactions and reports filed by access persons/nonresident directors under the Code of Ethics, and adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's Code of Ethics.

        Each quarter the compliance officer of the Fund's investment adviser shall also provide to the compliance officer of the Fund a list of access persons/nonresident directors who are subject to the Fund's Code of Ethics and the name of the compliance officer of the Fund's investment adviser responsible for preclearing and reviewing personal securities transactions.

The compliance officer of the Fund's investment adviser shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons/nonresident directors, preclearance reports and approval for short term transactions, IPO and private placement securities, as is requested by the Fund's compliance officer.

6. General Reporting Requirements

The compliance officer of the Fund or the compliance officer of the Fund's investment adviser, as the case may be, shall notify each access person/nonresident director that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an access person/nonresident director, or upon request.

        Reports submitted to the Fund pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Fund, Fund counsel or regulatory authorities upon appropriate request.

7. Excessive Trading

The Fund understands that it is appropriate for access persons/nonresident directors to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of Fund shareholders. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's compliance officer or compliance officer of the Fund's investment adviser or other management at the investment adviser firm), may compromise the best interest of Fund shareholders if such excessive trading is conducted during work-time or using Fund resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or limited by the Fund's compliance officer or compliance officer of the Fund's investment adviser or other management at the investment adviser firm.

8. Conflict of Interest

Every access person, except officers and Directors of the Fund, shall notify the compliance officer of the Fund or the compliance officer of the Fund's investment adviser of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Fund. Officers and Directors of the Fund and nonresident directors of the investment adviser shall notify the compliance officer of the Fund of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process or, with respect to Directors of the Fund and nonresident directors of the investment adviser, prior to purchase of such security.

E.  REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

    The compliance officer of the Fund shall promptly report to the Board of Directors all apparent violations of this Code of Ethics and the reporting requirements thereunder.

    When the compliance officer of the Fund finds that a transaction otherwise reportable to the Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.

    The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

F.  ANNUAL REPORTING TO THE BOARD OF DIRECTORS

The compliance officer of the Fund shall prepare an annual report relating to this Code of Ethics to the Board of Directors. Such annual report shall:

        (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

        (b) identify any violations requiring significant remedial action during the past year; and

        (c) identify any recommended changes in the existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

        (d) state that the Fund had adopted procedures reasonably necessary to prevent access persons from violating the Code.

G. SANCTIONS

    Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

H. RETENTION OF RECORDS

The Fund shall maintain the following records as required under Rule 17j-1; reports received by a Fund's investment adviser on behalf of the Fund shall be maintained as required under Rule 17j-1:

        (a) a copy of any Code of Ethics in effect within the most recent five years;

        (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the compliance officer of the Fund;

        (c) a copy of each report made by an access person or nonresident director hereunder and submitted to the Fund's compliance officer for a period of five years from the end of the fiscal year in which it was made;
                                       17

        (d) each memorandum made by the compliance officer of the Fund hereunder, for a period of five years from the end of the fiscal year in which it was made;

        (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

        (f) a copy of every report provided to the Fund's Board of Directors by the Fund, its investment adviser or principal underwriter which describes any issues arising under the Code of Ethics and certifies that the Fund, the investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.




Dated:  December 14, 1995.      Revised: January 23, 1997
                                         September 23, 1998
                                         April 6, 1999
                                         August  1, 2000
                                         October  1, 2000
                                         June,     , 2001

                                                                    Attachment A


THE UAM FUNDS CODE OF ETHICS

INITIAL REPORT OF ACCESS PERSON

Exhibit A

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for The UAM Funds; (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" of the Fund.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its portfolios.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. You do not need to report transactions INDIRECT OBLIGATIONS of the U. S. GOVERNMENT, BANKERS' acceptances, BARK certificates of deposit, commercial paper, high quality short-term debt instruments and registered, open-ended INVESTMENT COMPANIES
        (MUTUAL Funds). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED
         LISTING ADDITIONAL SECURITIES       [ ]

--------------------------------------------------------------------------------------------------------------------
        SECURITY
   (include interest                                                     TYPE OF
        rate and                                                        PURCHASE
  maturity date, if       NO. OF      PRICE PER      PRINCIPAL         (Direct or        BROKER, DEALER OR BANK
      applicable)         SHARES        SHARE         AMOUNT            Indirect)        THROUGH WHOM EFFECTED
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (u) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS

------------------------------------------------------------------------------------------------------------------------
       BROKER, DEALER OR         BENEFICIAL OWNER OF                  ACCOUNT NUMBER                 DATE ACCOUNT
        BANK THROUGH WHOM              ACCOUNT                                                         OPENED
           EFFECTED
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings.



Compliance Officer
Signature:                                                Signature:
             Access Person
    Name:                                                      Name:
    Date:                                                      Date:
             (First date of access person status)



                                                  THE UAM FUNDS CODE OF ETHICS
                                                ADDENDUM TO THE INITIAL REPORT OF
                                                          ACCESS PERSON

-----------------------------------------------------------------------------------------------------------------------
        SECURITY
 (include interest rate                                                 TYPE OF
          and                                                           PURCHASE
   maturity date, if        NO. OF       PRICE PER    PRINCIPAL        (Direct or         BROKER, DEALER OR BANK
      applicable)           SHARES        SHARE        AMOUNT          Indirect)         THROUGH WHOM EFFECTED
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

                  BROKER, DEALER OR BANK THROUGH WHOM EFFECTED
                           BENEFICIAL OWNER OF ACCOUNT
ACCOUNT NUMBER
                               DATE ACCOUNT OPENED

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings.

Signature:                                                Signature:
             Access Person
    Name:                                                       Name:
    Date:                                                       Date:
             (First date of access person status)
Compliance Officer

THE UAM FUNDS CODE OF ETHICS ANNUAL REPORT OF ACCESS PERSONS

EXHIBIT B

1. I hereby acknowledge that I have read and understand the Code of Ethics for the Fund (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Fund.

2. I hereby certify that, during the year ended December 31, 200_, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its portfolios.

5. As of December 31,200_, I had a director indirect beneficial ownership in the securities listed below. You do not need to report transactions in direct obligations of the U. S. government bankers' acceptances, BANK certificates of deposit, commercial paper, high quality SHORT term debt instruments and registered open-end investment companies (mutual Funds). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED
         LISTING ADDITIONAL SECURITIES   [ ]

-----------------------------------------------------------------------------------------------------------------------
         SECURITY                                                             TYPE OF
(INCLUDE INTEREST RATE AND                                                   PURCHASE              BROKER, DEALER OR
     MATURITY DATE, IF           NO. OF      PRICE PER       PRINCIPAL       (DIRECT OR            BANK THROUGH WHOM
       APPLICABLE)               SHARES        SHARE          AMOUNT         INDIRECT)                  EFFECTED
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL; AND (II) IS NOT AN ADMISSION THAT I HAVE OR
HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED
ABOVE.

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING
         ADDITIONAL ACCOUNTS    [ ]

--------------------------------------------------------------------------------------------------------------------
     BROKER, DEALER OR       BENEFICIAL OWNER OF                  ACCOUNT NUMBER                 DATE ACCOUNT
      BANK THROUGH WHOM            ACCOUNT                                                           OPENED
         EFFECTED
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

DIRECTORS WHO ARE NOT "INTERESTED PERSONS" OF THE FUND ARE REQUIRED TO COMPLETE THIS FORM BUT ARE NOT REQUIRED TO MAKE A REPORT OF PERSONAL SECURITIES HOLDINGS EXCEPT WHERE SUCH DIRECTOR KNEW OR SHOULD HAVE KNOWN THAT DURING THE 15-DAY PERIOD IMMEDIATELY PRECEDING OR AFTER THE DATE OF THE TRANSACTION IN A SECURITY BY THE DIRECTOR/TRUSTEE, SUCH SECURITY IS OR WAS PURCHASED OR SOLD BY THE FUND OR SUCH PURCHASE OR SALE BY THE FUND IS OR WAS CONSIDERED BY THE FUND OR AN ADVISER.

Signature:                                        Signature:

               Access Person                               Compliance Officer
Name:                                              Name:

Date:                                              Date:
(No later than 30 days after year-end)

                                         THE UAM FUNDS CODE OF ETHICS
                                         ADDENDUM TO THE ANNUAL REPORT
                                                OF ACCESS PERSON


-----------------------------------------------------------------------------------------------------------------------
        SECURITY            NO. OF       PRICE PER    PRINCIPAL         TYPE OF            BROKER, DEALER OR BANK
 (include interest rate     SHARES         SHARE       AMOUNT           PURCHASE           THROUGH WHOM EFFECTED
     and  maturity                                                     (Direct or
 date, if applicable)                                                   Indirect)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I influence or control: and (ii) IS NOT AN ADMISSION that I have or had anydirect or indirect benificial ownership in the securities listed above.

                  BROKER, DEALER OR BANK THROUGH WHOM EFFECTED
                           BENEFICIAL OWNER OF ACCOUNT
ACCOUNT NUMBER
                                                    DATE ACCOUNT OPENED

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings.

Signature:                                       Signature:
             Access Person
Name:                                            Name:
Date:                                            Date:
no later than 30 days after year-end)
Compliance Officer


                              THE UAM FUNDS CODE OF ETHICS

SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:

EXHIBIT C

I. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Fund. (if none were transacted, write "none "). You do not need to report transactions in direct obligations of the U. S. government, BANKERS' acceptances, BANK certificates of deposit commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual FUNDS). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

----------------------------------------------------------------------------------------------------------------------------
      SECURITY
 (include interest                                                                NATURE OF
     rate and                                  PRICE        PRINCIPAL           TRANSACTION              BROKER, DEALER OR
  maturity date,      DATE OF       NO. OF      PER          AMOUNT            (Purchase, Sale,          BANK THROUGH WHOM
  if applicable)       TRADE        SHARES     SHARE                                Other)                    EFFECTED
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct OR indirect beneficial ownership in the securities listed above.

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings except where such Director knew or should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director/trustee, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or an adviser.

2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING
     ADDITIONAL ACCOUNTS [ J

---------------------------------------------------------------------------------------------------------------------------------
        BROKER, DEALER OR BANK             BENEFICIAL                    ACCOUNT NUMBER               DATE ACCOUNT OPENED
        THROUGH WHOM EFFECTED               OWNER OF
                                            AMOUNT
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

3. Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its portfolios.

Signature:                                           Signature:
              Access Person
     Name:                                                Name:
     Date:                                                Date:
            (no later than 10 days after
             calendar quarter)

Compliance Officer

   THE UAM FUNDS CODE OF ETHICS ADDENDUM TO THE SECURITIES TRANSACTIONS REPORT
                        FOR THE CALENDAR QUARTER ENDED:

-------------------------------------------------------------------------------------------------------------------------
     SECURITY
(include interest                                                                NATURE OF
    rate and         DATE OF       NO. OF      PRICE          PRINCIPAL         TRANSACTION         BROKER, DEALER OR
 maturity date,       TRADE        SHARES       PER            AMOUNT         (Purchase, Sale,         BANK THROUGH
 if applicable)                                SHARE                               Other)              WHOM EFFECTED
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings except where such Director knew or should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director/trustee, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or an adviser.

-------------------------------------------------------------------------------------------------------------------------------
        BROKER, DEALER OR           BENEFICIAL OWNER                   ACCOUNT NUMBER                      DATE ACCOUNT
           BANK THROUGH                OF ACCOUNT                                                             OPENED
          WHOM EFFECTED
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

Signature:                                           Signature:
              Access Person
 Name:                                                Name:
 Date:                                                Date:
            (no later than 10 days after
            calendar quarter)

Compliance Officer

                          THE UAM FUNDS CODE OF ETHICS

                                   Exhibit D

        SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF
            INVESTMENT PERSONNEL FOR THE SIXTY-DAY PERIOD FROM TO .

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. You do not need to report TRANSACTIONS IN direct OBLIGATIONS OF THE
U. S. government, bankers' acceptances, bank certificates OF deposit, commercial PAPER, high quality short-term debt INSTRUMENTS and registered open-end investment COMPANIES (MUTUAL FUNDS).


------------------------------------------------------------------------------------------------------------------------
                                                                                    NATURE OF
                                        NO. OF      PRICE PER                      TRANSACTION       BROKER/DEALER
      SECURITY           PROPOSED       SHARES        SHARE                        (Purchase,           OR BANK
                         DATE OF                   (or proposed      PRINCIPAL        Sale,             THROUGH
                          TRADE                       price)           AMOUNT        Other)          WHOM EFFECTED I
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) IS NOT AN ADMISSION THAT I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the portfolio of the Fund that serves as the basis for my "investment personnel" status with the Fund (the "Portfolio"), and transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio, such as front running transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio, or (ii) being purchased or sold by the Portfolio; and

(c) such transactions are in compliance with the Code of Ethics of the Fund.

Date:

Signature:
                              Name

Investment Personnel

In accordance with the provisions of Section B(2)(c) of the Code of Ethics of the Fund, the transaction proposed to be effected as set forth in this report is: Authorized: [ ] Unauthorized: [ ]


Date:                                     Signature: Name:
Compliance Officer

          THE UAM FUNDS CODE OF ETHICS PERSONAL SECURITIES TRANSACTIONS
             PRE-CLEARANCE FORM (SEE SECTION D(1), CODE OF ETHICS)

EXHIBIT E

I hereby request pre-clearance of the securities listed below. You do not need to preclear transactions in direct obligations of the US. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds), or transactions listed in Section D of the Code of ETHICS

-------------------------------------------------------------------------------------------------------------------------
      SECURITY        NO. OF      PRICE PER         PRINCIPAL         NATURE OF          BROKER/           AUTHORIZED
 (include interest    SHARES       SHARE             AMOUNT          TRANSACTION         DEALER          BY COMPLIANCE
    rate and                   (or proposed                        (Purchase, Sale,      OR BANK            OFFICER
  maturity date,                   price)                               Other)           THROUGH             YES NO
  if applicable)                                                                      WHOM EFFECTED
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN the securities listed above.

Is any proposed transaction described above within sixty (60) days of a prior
transaction in the same or equivalent security? Yes:  [ ]        No: [ ]

If yes, the access person must submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for preapproval.

Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement? Yes[ ] No: [ ]

If yes, the Compliance Officer should prepare a memorandum describing the reasons for preapproving the transaction pursuant to Section B(2)(b) of the Code.


Signature:                                           Signature:
             Access Person
     Name:                                                Name:
     Date:                                                 Date:
Compliance Officer

* This preclearance will expire at the close of business on the second (2nd trading day after preclearance was approved. The access person is required to obtain additional preclearance if the trade is not completed before the authority expires.

                                                                    Attachment B



                               Compliance Officer

        The Firm has designated Jim Burns to serve as its Compliance Officer and Veronica Fallon as the Alternate Compliance Officer until further notice.

                                                                    ATTACHMENT C

INSIDE INFORMATION

        THE TERM "INSIDER TRADING" IS NOT DEFINED IN THE FEDERAL SECURITIES LAWS, BUT GENERALLY IS USED TO REFER TO THE USE OF MATERIAL NONPUBLIC INFORMATION TO TRADE IN SECURITIES (WHETHER OR NOT ONE IS AN ACTUAL "INSIDER" WITH RESPECT TO THE ISSUER) OR TO COMMUNICATE MATERIAL NONPUBLIC INFORMATION TO OTHERS. IT IS GENERALLY UNDERSTOOD THAT THE LAW PROHIBITS:

        1) TRADING BY AN INSIDER, WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION, OR

        2) TRADING BY A NON-INSIDER, WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION, WHERE THE INFORMATION EITHER WAS DISCLOSED TO THE NON-INSIDER IN VIOLATION OF AN INSIDER'S DUTY TO KEEP IT CONFIDENTIAL OR WAS MISAPPROPRIATED, OR

        3)  COMMUNICATING MATERIAL NONPUBLIC INFORMATION TO OTHERS.

         THE ELEMENTS OF INSIDER TRADING AND THE PENALTIES FOR SUCH UNLAWFUL CONDUCT ARE DISCUSSED BELOW.

         1. WHO IS AN INSIDER?

        THE CONCEPT OF "INSIDER" IS BROAD. IT INCLUDES OFFICERS AND DIRECTORS AND MAY INCLUDE OTHER EMPLOYEES OF AN ISSUER OF SECURITIES. IN ADDITION, A PERSON CAN BE A "TEMPORARY INSIDER" IF HE OR SHE ENTERS INTO A SPECIAL CONFIDENTIAL RELATIONSHIP IN THE CONDUCT OF AN ISSUER'S AFFAIRS AND AS A RESULT IS GIVEN ACCESS TO INFORMATION SOLELY FOR THE ISSUER'S PURPOSES. A TEMPORARY INSIDER CAN INCLUDE, AMONG OTHERS, A COMPANY'S ATTORNEYS, ACCOUNTANTS, CONSULTANTS, BANK LENDING OFFICERS, AND THE EMPLOYEES OF SUCH ORGANIZATIONS. ACCORDING TO THE SUPREME COURT, THE ISSUER MUST EXPECT THE OUTSIDER TO KEEP THE DISCLOSED NONPUBLIC INFORMATION CONFIDENTIAL AND THE RELATIONSHIP MUST AT LEAST IMPLY SUCH A DUTY BEFORE THE OUTSIDER WILL BE CONSIDERED AN INSIDER.

         2. WHAT IS MATERIAL INFORMATION?

         TRADING WHILE IN POSSESSION OF INSIDE INFORMATION IS NOT A BASIS FOR LIABILITY UNLESS THE INFORMATION IS MATERIAL. "MATERIAL" INFORMATION GENERALLY IS DEFINED AS INFORMATION FOR WHICH THERE IS A SUBSTANTIAL LIKELIHOOD THAT A REASONABLE INVESTOR WOULD CONSIDER IT IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISIONS, OR INFORMATION THAT IS REASONABLY CERTAIN TO HAVE A SUBSTANTIAL EFFECT ON THE PRICE OF A COMPANY'S SECURITIES. INFORMATION ABOUT AN ISSUER THAT MAY BE MATERIAL INCLUDES, BUT IS NOT LIMITED TO: DIVIDEND CHANGES, EARNINGS ESTIMATES, DETERMINATIONS OF ACTUAL EARNINGS, CHANGES IN PREVIOUSLY RELEASED EARNINGS ESTIMATES, SIGNIFICANT MERGER OR ACQUISITION PROPOSALS OR AGREEMENTS, MAJOR LITIGATION, LIQUIDITY PROBLEMS, AND EXTRAORDINARY MANAGEMENT DEVELOPMENTS.

        MATERIAL INFORMATION DOES NOT HAVE TO EMANATE FROM AN ISSUER. FOR EXAMPLE, IN WHAT IS KNOWN AS THE CARPENTER CASE, DECIDED IN 1987, THE SUPREME COURT CONSIDERED AS MATERIAL CERTAIN INFORMATION ABOUT THE CONTENTS OF A FORTHCOMING COLUMN IN THE WALL STREET JOURNAL THAT WAS EXPECTED TO AFFECT THE MARKET PRICE OF SECURITIES. IN THAT CASE, A REPORTER WAS FOUND CRIMINALLY LIABLE FOR DISCLOSING TO OTHERS THE DATES THAT REPORTS ON VARIOUS COMPANIES WOULD APPEAR IN THE JOURNAL AND WHETHER THOSE REPORTS WOULD BE FAVORABLE OR NOT.

         3. WHAT IS NONPUBLIC INFORMATION?

         INFORMATION IS NONPUBLIC UNTIL IT HAS BEEN EFFECTIVELY COMMUNICATED TO THE MARKET PLACE. ONE MUST BE ABLE TO POINT TO SOME FACT TO SHOW THAT THE INFORMATION IS GENERALLY PUBLIC. FOR EXAMPLE, INFORMATION FOUND IN A REPORT FILED WITH THE SEC, OR APPEARING IN DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL OR OTHER PUBLICATIONS OR GENERAL CIRCULATION WOULD BE CONSIDERS PUBLIC.

        4.   PENALTIES FOR INSIDER TRADING

        PENALTIES FOR TRADING ON OR COMMUNICATING MATERIAL NONPUBLIC INFORMATION ARE SEVERE, BOTH FOR INDIVIDUALS INVOLVED IN SUCH UNLAWFUL CONDUCT AND THEIR EMPLOYERS. A PERSON CAN BE SUBJECT TO SOME OR ALL OF THE PENALTIES BELOW EVEN IF HE OR SHE DOES NOT PERSONALLY BENEFIT FROM THE VIOLATION. PENALTIES INCLUDE:

                CIVIL INJUNCTIONS

                TREBLE DAMAGES

                DISGORGEMENT OF PROFITS

                JAIL SENTENCES

                FINES FOR THE PERSON WHO COMMITTED THE VIOLATION OF UP TO THREE TIMES THE PROFIT GAINED OR LOSS AVOIDED, WHETHER OR NOT THE PERSON ACTUALLY BENEFITED, AND

FINES FOR THE EMPLOYER OR OTHER CONTROLLING PERSON OF UP TO THE GREATER OF $1,000,000 OR THREE TIMES THE AMOUNT OF THE PROFIT GAINED OR LOSS AVOIDED.

                                                                    ATTACHMENT D



                                 ACKNOWLEDGEMENT


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE FIRM'S CODE OF ETHICS AND CERTIFIES THAT THE UNDERSIGNED HAS READ THE SAME AND AGREES TO ABIDE BY IT. THE UNDERSIGNED HEREBY CERTIFIES THAT HE OR SHE HAS NEVER BEEN FOUND CIVILLY LIABLE FOR OR CRIMINALLY GUILTY OF INSIDER TRADING AND THAT NO LEGAL PROCEEDINGS ALLEGING THAT THE UNDERSIGNED HAS VIOLATED THE LAW ON INSIDER TRADING ARE NOW PENDING OR, TO THE KNOWLEDGE OF THE UNDERSIGNED, THREATENED BY ANY PERSON OR AUTHORITY. THE UNDERSIGNED UNDERTAKES TO GIVE THE FIRM PROMPT NOTICE OF ANY SUCH PROCEEDINGS WHICH MAY BE FILED OR THREATENED IN THE FUTURE.




Date:


SIGNATURE:


PRINT NAME: